Exhibit 4.15

GE – Aviation General Electric Company One Neumann Way Cincinnati, OH 45215-1988 USA Tel: 513/243-2000 July 11, 2011

LETTER AGREEMENT NO. 12

GTA No. 6-9576

(GE Ref No. 1-2492950911)

LAN Airlines, S.A.

Ave. Americo Vespucio

No. 901

Santiago, Chile

Gentlemen:

WHEREAS, General Electric Company, acting through its GE – Aviation business unit, (“GE”) and LAN Airlines S.A. (f/k/a Lan Chile S.A.) (“LAN”) are parties (GE, and LAN being sometimes hereinafter individually and/or collectively referred to as a “Party” or the “Parties”) to (i) General Terms Agreement No. 6-9576 dated as of January 1, 1996 (the “GTA”) which represents the agreement between the Parties with respect to Engine support for Airline’s fleet of CF6-80C2 series engine powered Boeing 767-300 model aircraft and (ii) Letter Agreements Nos. 1 thru 11 thereto, which represent additional agreements between the Parties with respect to certain of such aircraft (the GTA and such Letter Agreements Nos. 1 thru 11 being collectively referred to as the “Prior Agreements” between the Parties with respect to such fleet of aircraft); and

WHEREAS, the Parties wish to extend the terms given in the GTA with respect to the purchase by LAN of [***] CF6-80C2B6F Boeing 767-300 passenger aircraft and [***] CF6 80CB6F spare Engines and purchase rights granted by Boeing to LAN for the purchase of [***]CF6-80C2B6F powered Boeing 767-300 passenger aircraft and granted by GE to LAN for the purchase of additional [***] CF6 80CB6F spare Engine, whether directly or indirectly through any of its affiliates and/or subsidiaries within the Lan Airlines Group of companies, (hereinafter (“Airline”); and

PROPRIETARY INFORMATION NOTICE

The information contained in this document is GE Proprietary Information and is disclosed in confidence. It is the property of GE and shall not be used, disclosed to others, or reproduced without the express written consent of GE. If consent is given for reproduction in whole or in part, this notice and the notice set forth on each page of this document shall appear on any such reproduction. Export control laws may also control the information contained in this document. Unauthorized export or re-export is prohibited.

“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

LAN Airlines

Letter Agreement No. 12 GTA No. 6-9576

WHEREAS, the Parties now wish to further expand the GTA, from the date hereof forward, by the inclusion of this Letter Agreement No. 12;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

All capitalized terms used herein without definition shall have the meaning attributed to them in the GTA.

1.	Firm Order for Aircraft Engines

Airline agrees to purchase and take delivery direct from Boeing [***] CF6-80C2B6F powered 767-300 aircraft in accordance with the Aircraft Delivery Schedule set forth in Attachment A hereto (the “Firm Order Aircraft”).

Spare Engine Firm Order

1.1	Airline agrees to purchase and take delivery direct from [***] CF6-80C2B6F spare Engines to be delivered in accordance with the Spare Engines Delivery Schedule set forth in Attachment A hereto (the “Firm Order Spare Engines”), subject to any agreed adjustments to such delivery schedule.

2.	Purchase Rights

Airline has purchase rights granted by Boeing to LAN for the purchase of additional [***] new CF6-80C2B6F powered Boeing 767-300 passenger aircraft in accordance with the Aircraft Delivery Schedule set forth in Attachment A hereto (the “Purchase Rights Aircraft”).

Spare Engine Purchase Rights

2.1	Airline has purchase rights granted by GE to LAN for the purchase of additional [***] new CF6 80CB6F spare Engines in accordance with the Spare Engines Delivery Schedule set forth in Attachment A hereto (the “Purchase Rights Spare Engine”), subject to any agreed adjustments to such delivery schedule. LAN and GE agree that if LAN exercises more [***] of the above Purchase Rights Aircraft LAN is obligated to purchase the Purchase Right Spare Engine.

It is acknowledged and agreed that such Aircraft Delivery Schedule is and shall remain pursuant with the aircraft Purchase Agreement between Boeing and Airline as supplemented from time to time.

GE PROPRIETARY INFORMATION

Subject to restrictions on the first page

“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

LAN Airlines

Letter Agreement No. 12 GTA No. 6-9576

In consideration of the above, GE agrees to provide Airline the following:

A.	SPECIAL ALLOWANCES

GE agrees to provide the following allowances to Airline subject to the conditions set forth in Attachment B hereto:

1.	Aircraft Allowance

GE will provide Airline the following per aircraft allowance. The allowance is applicable towards the Firm Order Aircraft the Purchase Rights Aircraft (together or individually the “Aircraft”) to be purchased by Airline directly from the aircraft manufacturer, or purchased by a lessor for lease to Airline pursuant to a sale-leaseback or other financing arrangement that initiates a firm, new Aircraft purchase as part of this Agreement [***] in accordance with the Aircraft Delivery Schedule.

[***] per each Aircraft

The above allowance amount is presented in [***] shall be subject to escalation from [***] to the month of each applicable Aircraft delivery, in accordance with the escalation formula set forth in Attachment D hereto.

The allowance will be fully earned by Airline on a pro-rata basis, upon delivery of each shipset of Engines (consistent with the Aircraft Delivery Schedule) to Boeing for installation on the Aircraft. The allowance shall be made available to Airline within five (5) business days following receipt of written notice from Airline that it has taken delivery of each applicable Aircraft in accordance with its purchase agreement with Boeing and may be taken as a credit against future purchases from GE or taken as cash to be applied toward a reduction in the Aircraft purchase price.

2.	TBC Coated HPT Stage 1 Blades

[***]

3.	Special Equipment Credit Allowance

Contingent upon (i) Airline purchasing and taking delivery of the Firm Order Aircraft in accordance with the Aircraft Delivery Schedule, and (ii) Airline taking delivery of the Firm Order Spare Engines purchased by Airline directly from GE (or by a third party through a sale lease back or other financing arrangement that initiates a Firm Order Spare Engines as part of this Agreement) in accordance with the Spare Engine Delivery Schedule at the pricing and payment terms set forth in Attachment C hereto, GE agrees to provide Airline a special equipment credit allowance for each such Aircraft in the amount set forth below:

[***]

GE PROPRIETARY INFORMATION

Subject to restrictions on the first page

“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

LAN Airlines

Letter Agreement No. 12 GTA No. 6-9576

This special equipment credit allowance will be made available to Airline and earned by Airline upon delivery of each of the [***] Order Aircraft for Airline’s use towards its purchase of goods and services direct from GE and GE subsidiaries.

In the event Airline purchases any Purchase Right Aircraft and the Purchase Rights Spare Engine, the aforementioned Special Equipment Credit Allowance will also apply to all such Purchase Rights Aircraft.

The above special equipment credit allowance amount is presented in [***], and shall be subject to escalation [***] accordance with the Attachment D hereto, and then fixed at time of delivery of the Aircraft as a credit to be applied towards Airline’s purchases of goods and services from GE and GE subsidiaries. Additionally, this allowance shall be subject to the Basis and Conditions for Special Allowances set forth in Attachment B hereto.

B.	Price Protection

Base prices for CF6-80C2B6F Spare Engines delivered through [***] in support of the Aircraft, shall be as set forth in Attachment C hereto, and shall be subject to adjustment for escalation in accordance with the escalation formula set forth in Attachment D hereto.

C.	SPECIAL GUARANTEES

[***]

1.	[***]

2.	[***]

3.	[***]

4.	[***]

The obligations set forth in this Letter Agreement No. 12 are in addition to the obligations set forth in the GTA. In the event of conflict between the terms of this Letter Agreement and the terms of the GTA, the terms of this Letter Agreement shall take precedence. Terms which are capitalized but not otherwise defined herein shall have the meaning given to them in the GTA.

This Letter Agreement No. 12 may be executed by the Parties in two or more separate counterparts, each of which shall be deemed to be an original but all of which when taken together shall constitute one and the same document. Delivery of an executed counterpart of a signature page to this Letter Agreement No. 12 by fax shall be effective as delivery of a manually executed counterpart.

GE PROPRIETARY INFORMATION

Subject to restrictions on the first page

“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

LAN Airlines

Letter Agreement No. 12 GTA No. 6-9576

Confidentiality of Information. This Letter Agreement contains information specifically for Airline and GE, and nothing herein contained shall be divulged by Airline or GE to any third person, firm or corporation, without the prior written consent of the other Parties, which consent shall not be unreasonably withheld; except (i) that Airline’s consent shall not be required for disclosure by GE of this Letter Agreements, to an Engine program participant, joint venture participant, engineering service provider or consultant to GE so as to enable GE to perform its obligations under this Letter Agreement or to provide informational data; (ii) to the extent required by Government agencies, by law, or to enforce this Letter Agreement; and (iii) to the extent necessary for disclosure to the Parties’ respective insurers, accountants or other professional advisors who must likewise agree to be bound by the provisions of this paragraph. In the event (i) or (iii) occur, suitable restrictive legends limiting further disclosure shall be applied. In the event this Letter Agreement, or other GE information or data is required to be disclosed or filed by government agencies by law, or by court order, Airline shall notify GE at least thirty (30) days in advance of such disclosure or filing and shall cooperate fully with GE in seeking confidential treatment of sensitive terms of this Letter Agreement.

GE PROPRIETARY INFORMATION

Subject to restrictions on the first page

“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

LAN Airlines

Letter Agreement No. 12 GTA No. 6-9576

Please indicate your agreement with the foregoing by signing in the space provided below, whereupon this Letter Agreement No. 12 shall become effective as of the date of execution by the Parties or if the Parties do not sign concurrently, the latter of the two signature dates.

LAN AIRLINES S.A.	GENERAL ELECTRIC COMPANY

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

By:

Name:

Title:

Date:

GE PROPRIETARY INFORMATION

Subject to restrictions on the first page

“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

LAN Airlines

Letter Agreement No. 12 GTA No. 6-9576

ATTACHMENT A

767-300 Aircraft Delivery Schedule

A/C Qty.	Engine Type	Delivery Date
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

GE PROPRIETARY INFORMATION

Subject to restrictions on the first page

“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

LAN Airlines

Letter Agreement No. 12 GTA No. 6-9576

CF6-80C2 Spare Engine Delivery Schedule

Spare Engine Qty.	Engine Type	Delivery Date
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

GE PROPRIETARY INFORMATION

Subject to restrictions on the first page

“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

LAN Airlines

Letter Agreement No. 12 GTA No. 6-9576

ATTACHMENT B

CONDITIONS FOR SPECIAL ALLOWANCES/DELAY/CANCELLATION

[***]

GE PROPRIETARY INFORMATION

Subject to restrictions on the first page

“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

LAN Airlines

Letter Agreement No. 12 GTA No. 6-9576

ATTACHMENT C

BASE PRICES FOR SPARE ENGINES

Prices Applicable to Deliveries through [***]

	[***]	[***]

1.	[***]	[***]
	[***]	[***]
	[***]	[***]

A.	Base prices are effective for basic Spare Engines delivered to Airline by GE on or [***]. The base prices are for delivery Ex Works, Evendale, Ohio, or point of manufacture, subject to adjustment for escalation, and Airline shall be responsible, upon delivery, for the payment of all taxes, duties, fees or other similar charges, subject to Article VI of the GTA.

B.	The selling price of CF6-80C2B6F basic Spare Engines delivered [***] (unless the sole reason for the delivery after such date is a delay within the reasonable control of GE) shall be the base price then in effect, which base price shall be subject to adjustment for escalation in accordance with GE’s then-current escalation provisions.

C.	For any additional spare engines that Airline may choose to purchase from GE and that are delivered to Airline by [***], the base price set out above shall apply.

GE PROPRIETARY INFORMATION

Subject to restrictions on the first page

“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

LAN Airlines

Letter Agreement No. 12 GTA No. 6-9576

ATTACHMENT D

CF6-80C2 ESCALATION FORMULA

[***]

GE PROPRIETARY INFORMATION

Subject to restrictions on the first page

“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

LAN Airlines

Letter Agreement No. 12 GTA No. 6-9576

ATTACHMENT E

BASIS AND CONDITIONS FOR SPECIAL GUARANTEES

[***]

GE PROPRIETARY INFORMATION

Subject to restrictions on the first page

“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

LAN Airlines

Letter Agreement No. 12 GTA No. 6-9576

ATTACHMENT F

DELAY AND CANCELLATION DEFINITIONS FOR GUARANTEE

[***]

GE PROPRIETARY INFORMATION

Subject to restrictions on the first page

“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.